As filed with the Securities and Exchange Commission on January 4, 2002.                                    File No. 333-51357

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_____________________________________

NATIONAL SERVICE INDUSTRIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-0364900 (I.R.S. Employer Identification No.)

National Service Industries, Inc.
1420 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 853-1000
 (Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive
Offices)

Carol Ellis Morgan
Senior Vice President, General Counsel and Secretary
National Service Industries, Inc.
1420 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 853-1281
 (Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Lithonia Lighting Profit Sharing Retirement Plan for Salaried Employees
 ______________________________________
 (Full Title of the Plan)

_____________________________________

Copies to:

Jan M. Davidson, Esq.
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309
(404) 815-6500
(404) 815-6555 (fax)

_____________________________________

____________________________________

National Service Industries, Inc., (the "Company") files this post-effective amendment to the registration statement on Form S-8, Commission file number 333-51357 (the "Registration Statement"), to withdraw from registration the 614,759 shares of common stock, $1.00 par value (the "Common Stock"), covered by the Registration Statement which remain unissued. The Company hereby amends the Registration Statement to withdraw from registration such 614,759 unissued shares of Common Stock.

Pursuant to the requirements of the Securities Act of 1933, National Service Industries, Inc. has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia on January 3, 2002.

NATIONAL SERVICE INDUSTRIES, INC. By: /s/ Carol Ellis Morgan Carol Ellis Morgan Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed on January 3, 2002, by the following persons in the capacities indicated.
Signature	Position
/s/ Brock A. Hattox Brock A. Hattox	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ Chester J. Popkowski Chester J. Popkowski	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ K. Gene Laminack K. Gene Laminack	Vice President and Controller
/s/ Dennis R. Beresford Dennis R. Beresford	Director
/s/ John E. Cay, III John E. Cay, III	Director
/s/ Don L. Chapman Don L. Chapman	Director
/s/ Joia M. Johnson Joia M. Johnson	Director
/s/ Michael Z. Kay Michael Z. Kay	Director
/s/ Dr. Betty L. Siegel Dr. Betty L. Siegel	Director